Exhibit 99.1

Nabors Announces First Quarter 2025 Results

HAMILTON, Bermuda, April 29, 2025 /PRNewswire/ - Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported first quarter 2025 operating revenues of $736 million, compared to operating revenues of $730 million in the fourth quarter of 2024. Net income attributable to Nabors shareholders for the quarter was $33 million, compared to a net loss of $54 million in the fourth quarter. This equates to earnings per diluted share of $2.18, compared to a loss per diluted share of $6.67 in the fourth quarter. The first quarter included a one-time, non-cash net gain on the Parker transaction of $113.0 million, or $9.68 per diluted share. This gain was partially offset by non-cash charges related to the wind-down of operations in Russia totaling $28.6 million, or $2.45 per diluted share, and by expenses related to the Parker acquisition. First-quarter adjusted EBITDA was $206 million, compared to $221 million in the previous quarter.

Highlights

o	In March, Nabors completed the acquisition of Parker Wellbore, strengthening its portfolio with complementary businesses. This transaction adds Quail Tools, the leading tubular rental franchise in the U.S., along with the largest casing running contractor in Saudi Arabia and the United Arab Emirates, and a fleet of ten drilling rigs in several international markets and Alaska. This acquisition is expected to be immediately accretive to Nabors’ 2025 free cash flow and to improve leverage metrics.

o	In the first quarter, the SANAD joint venture deployed its tenth newbuild rig. The eleventh commenced in April, and the twelfth is expected to start later in the second quarter. Two additional rigs are planned for startup in the second half of 2025. As these rigs come online, they should make a material contribution to SANAD’s adjusted EBITDA while supporting their customer’s program to maintain production capacity and develop its natural gas resources.

o	Nabors and Corva AI expanded their existing strategic alliance, extending their collaboration into Nabors’ RigCLOUD® platform. The resulting solution combines Nabors’ edge and cloud computing platform with Corva’s AI-driven analytics, enhancing real-time data processing, predictive insights, and performance, improving decision-making and maximizing efficiency.

o	In the month of March, the Company suspended activity on its three rigs in Russia in response to the recently expanded sanctions. Nabors does not expect activity in this market to resume in the near term. Financial performance in this market had become increasingly marginal.

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “With the acquisition of Parker completed, we are already realizing the benefits we anticipated. Parker’s operations contributed to our first quarter. We commenced our well-planned integration, and the early achievements are encouraging.

“Our first quarter results reflect improving performance in certain international markets, as well as challenges in the U.S. In the U.S. specifically, rig churn placed pressure on rig utilization and operating expenses. More recently, we are encouraged by our success adding rigs in the Lower 48 after our rig count troughed in February. However, in view of the current activity level we have responded with actions to improve efficiency and align our cost structure.

“Daily adjusted gross margin in the International Drilling business was $17,421, an improvement of more than $700 per day. This expansion was driven by higher margins in most of our international geographies. Our international drilling activity was essentially flat, as two rig startups in Saudi Arabia offset the impact of the suspension of our Russia operations and lower activity in Colombia. Looking ahead over the balance of 2025, we have a number of startups planned, in Saudi Arabia, Kuwait, Argentina, Mexico, and India. These offset the completion of some drilling programs in the Eastern Hemisphere.

“SANAD, our 50/50 joint venture with Saudi Aramco, began operating its tenth newbuild rig during the first quarter, and the eleventh early in the second quarter. Another three are scheduled to commence operations during the balance of 2025. SANAD, with its newbuild program totaling 50 rigs over 10 years, is growing rapidly and provides a source of significant value to Nabors and our shareholders.”

Segment Results

International Drilling adjusted EBITDA totaled $115.5 million, compared to $112.0 million in the fourth quarter of 2024. Average rig count was essentially in line with activity expectations. Daily adjusted gross margin for the first quarter averaged $17,421, reflecting additional newbuild rigs in Saudi Arabia and improved operating performance in several geographies.

The U.S. Drilling segment reported first quarter adjusted EBITDA of $92.7 million, compared to $105.8 million in the fourth quarter. This decrease was driven by reduced rig count in the Lower 48 and somewhat higher operational expenses. Nabors’ first quarter Lower 48 rig count averaged 61, versus 66 in the fourth quarter. Lower 48 daily margins averaged $14,276 in the first quarter, as compared to $14,940 in the previous quarter. Operating inefficiencies from elevated rig churn primarily led to this change.

Drilling Solutions, or NDS, adjusted EBITDA was $40.9 million. The addition of the Parker operations contributed $9.6 million in the first quarter. The decline in Nabors’ Lower 48 rig count in the quarter impacted NDS results. This segment’s gross margin remained strong, at 53%.

Rig Technologies adjusted EBITDA was $5.6 million. Lower capital equipment deliveries in the Middle East and decreased OEM aftermarket volumes contributed to a sequential decline in adjusted EBITDA.

Adjusted Free Cash Flow

In the first quarter, consolidated adjusted free cash flow was a use of $71 million. Nabors legacy business, excluding the impact from Parker, consumed $61 million in adjusted free cash flow. The first quarter normally includes higher payments, mainly annual bonuses, property taxes and interest expenses. In addition, the first quarter for the Nabors legacy business included approximately $14 million in severance and other costs mainly related to the Parker transaction. On a positive note, Nabors collected approximately $20 million from its main customer in Mexico. The Company had targeted another $20 million in collections that dropped out of the first quarter. Nabors is working on further material payments with its customer, which it expects to collect during the second quarter. Parker consumed $10 million in adjusted free cash flow, including capital expenditures of $6 million, $5 million in accrued interest on the Parker term loan, which was retired at the end of the first quarter, and a small amount of transaction-related expenses.

William Restrepo, Nabors CFO, stated, “The addition of Parker marks a significant milestone for Nabors, materially expanding our Drilling Solutions business and adding significant cash generation to our combined company. With a full quarter of Parker, we expect NDS results in the second quarter to account for approximately 25% of adjusted EBITDA from consolidated operations. The Parker business is forecast to add material free cash flow. In addition to $130 million in incremental adjusted EBITDA for 2025 post-closing, we are on track to realize $40 million of cost synergies. Parker capital expenditures post-closing are targeted at $60 million for 2025.

“Nabors adjusted free cash flow for the quarter was impacted by several factors as compared to our forecast. Capital expenses were $70 million below target mainly on delayed milestones for SANAD’s newbuild rigs that shifted into the second quarter. Additionally, collections were $30 million below our expectations. Payments related to our Parker transaction were approximately $14 million.

“As a result of the ongoing uncertainty with the increased U.S. tariffs, we have quantified the potential impact of these changes on our future free cash flow. We estimate the total amount would land between $10 million and $20 million on a full-year basis. We also believe that some of this impact would be offset by commercial negotiations with our customers.

“We are targeting a substantial improvement in free cash flow generation over the remaining three quarters of the year, driven by continued progress in our international drilling profitability, some recovery in our Lower 48 rig count and Parker’s incremental contribution including material synergy capture.”

Outlook

Nabors expects the following metrics for the second quarter of 2025, which reflect a full quarter from Parker Wellbore operations:

U.S. Drilling

o	Lower 48 average rig count of 63 - 64 rigs
o	Lower 48 daily adjusted gross margin of approximately $14,100
o	Alaska and Gulf of Mexico combined adjusted EBITDA of approximately $26 million

International

o	Average rig count of 85 - 86 rigs, including two rigs from Parker

o	Daily adjusted gross margin of approximately $17,700

Drilling Solutions

o	Adjusted EBITDA of approximately $75 million, including an approximate $43 million contribution from Parker

Rig Technologies

o	Adjusted EBITDA approximately in line with the first quarter

Capital Expenditures

o	Capital expenditures of $220 - $230 million, including $35 million for the Parker operations and $100 - $105 million for the newbuilds in Saudi Arabia
o	Full-year capital expenditures of approximately $770 - $780 million, with $360 million for the SANAD newbuilds and $60 million for Parker

Adjusted Free Cash Flow

o	Adjusted free cash flow for 2025 of approximately $80 million (excluding any impact from tariffs), with SANAD consuming approximately $150 million, while the remaining operations including Parker should generate around $230 million

Mr. Petrello concluded, “Our business and geographic diversity, and our industry-leading technology, will help us navigate this current environment. We expect the Parker business to make an immediate positive impact to our position.

“The investments we have made in our international business should generate meaningful returns, as we deploy a significant number of rigs over the next several quarters. In particular, SANAD is on track to operate 15 newbuild rigs by early 2026, with additional newbuilds already under discussion. The outlook for this program, and SANAD in total, is for considerable free cash generation, which should lead to material value creation for our shareholders.”

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted operating income (loss) represents income (loss) from continuing operations before income taxes, interest expense, investment income (loss), gain on bargain purchase, and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Management believes that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies.

Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability, performance and liquidity. Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes, net debt to total debt, and adjusted free cash flow to net cash provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release. We do not provide a forward-looking reconciliation of our outlook for Segment Adjusted EBITDA, Segment Gross Margin or Adjusted Free Cash Flow, as the amount and significance of items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands, except per share amounts)	2025	2024	2024
Revenues and other income:
Operating revenues	$736,186	$733,704	$729,819
Investment income (loss)	6,596	10,201	8,828
Total revenues and other income	742,782	743,905	738,647

Costs and other deductions:
Direct costs	447,300	437,077	433,404
General and administrative expenses	68,506	61,751	61,436
Research and engineering	14,035	13,863	14,434
Depreciation and amortization	154,638	157,685	156,348
Interest expense	54,326	50,379	53,642
Gain on bargain purchase	(112,999)	-	-
Other, net	44,790	16,108	37,021
Total costs and other deductions	670,596	736,863	756,285

Income (loss) before income taxes	72,186	7,042	(17,638)
Income tax expense (benefit)	15,007	16,044	15,231

Net income (loss)	57,179	(9,002)	(32,869)
Less: Net (income) loss attributable to noncontrolling interest	(24,191)	(25,331)	(20,802)
Net income (loss) attributable to Nabors	$32,988	$(34,333)	$(53,671)

Earnings (losses) per share:
Basic	$2.35	$(4.54)	$(6.67)
Diluted	$2.18	$(4.54)	$(6.67)

Weighted-average number of common shares outstanding:
Basic	10,460	9,176	9,213
Diluted	11,671	9,176	9,213

Adjusted EBITDA	$206,345	$221,013	$220,545

Adjusted operating income (loss)	$51,707	$63,328	$64,197

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(In thousands)	2025	2024
ASSETS
Current assets:
Cash and short-term investments	$404,109	$397,299
Accounts receivable, net	549,626	387,970
Other current assets	245,083	214,268
Total current assets	1,198,818	999,537
Property, plant and equipment, net	3,074,789	2,830,957
Other long-term assets	776,077	673,807
Total assets	$5,049,684	$4,504,301

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$375,440	$321,030
Other current liabilities	292,205	250,887
Total current liabilities	667,645	571,917
Long-term debt	2,685,169	2,505,217
Other long-term liabilities	251,493	220,829
Total liabilities	3,604,307	3,297,963

Redeemable noncontrolling interest in subsidiary	795,643	785,091

Equity:
Shareholders' equity	342,660	134,996
Noncontrolling interest	307,074	286,251
Total equity	649,734	421,247
Total liabilities and equity	$5,049,684	$4,504,301

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended
	March 31,		December 31,
(In thousands, except rig activity)	2025	2024	2024
Operating revenues:
U.S. Drilling	$230,746	$271,989	$241,637
International Drilling	381,718	349,359	371,406
Drilling Solutions	93,179	75,574	75,992
Rig Technologies (1)	44,165	50,156	56,166
Other reconciling items (2)	(13,622)	(13,374)	(15,382)
Total operating revenues	$736,186	$733,704	$729,819

Adjusted EBITDA: (3)
U.S. Drilling	$92,711	$120,403	$105,757
International Drilling	115,486	102,498	111,962
Drilling Solutions	40,853	31,787	33,809
Rig Technologies (1)	5,563	6,801	9,208
Other reconciling items (4)	(48,268)	(40,476)	(40,191)
Total adjusted EBITDA	$206,345	$221,013	$220,545

Adjusted operating income (loss): (5)
U.S. Drilling	$31,599	$50,529	$38,973
International Drilling	32,958	22,476	29,528
Drilling Solutions	32,913	26,893	28,944
Rig Technologies (1)	4,335	4,209	8,413
Other reconciling items (4)	(50,098)	(40,779)	(41,661)
Total adjusted operating income (loss)	$51,707	$63,328	$64,197

Rig activity:
Average Rigs Working: (7)
Lower 48	60.6	71.9	65.9
Other US	7.6	6.8	6.8
U.S. Drilling	68.2	78.7	72.7
International Drilling	85.0	81.0	84.8
Total average rigs working	153.2	159.7	157.5

Daily Rig Revenue: (6),(8)
Lower 48	$34,546	$35,468	$33,396
Other US	61,361	64,402	62,624
U.S. Drilling (10)	37,557	37,968	36,137
International Drilling	49,895	47,384	47,620

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$14,276	$16,011	$14,940
Other US	30,374	35,184	34,707
U.S. Drilling (10)	16,084	17,667	16,793
International Drilling	17,421	16,061	16,687

(1)	Includes our oilfield equipment manufacturing activities.

(2)	Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3)	Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(4)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)	Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(6)	Rig revenue days represents the number of days the Company's rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned.

(7)	Average rigs working represents a measure of the average number of rigs operating during a given period. For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter. On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year. Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8)	Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9)	Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10)	The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

Reconciliation of Earnings per Share

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(in thousands, except per share amounts)	2025	2024	2024
BASIC EPS:
Net income (loss) (numerator):
Income (loss), net of tax	$57,179	$(9,002)	$(32,869)
Less: net (income) loss attributable to noncontrolling interest	(24,191)	(25,331)	(20,802)
Less: distributed and undistributed earnings allocated to unvested shareholders	(1,177)	—	—
Less: accrued distribution on redeemable noncontrolling interest in subsidiary	(7,184)	(7,283)	(7,794)
Numerator for basic earnings per share:
Adjusted income (loss), net of tax - basic	$24,627	$(41,616)	$(61,465)

Weighted-average number of shares outstanding - basic	10,460	9,176	9,213
Earnings (losses) per share:
Total Basic	$2.35	$(4.54)	$(6.67)

DILUTED EPS:
Adjusted income (loss), net of tax - basic	$24,627	$(41,616)	$(61,465)
Add: after tax interest expense of convertible notes	848	—	—
Add: effect of reallocating undistributed earnings of unvested shareholders	3	—	—
Adjusted income (loss), net of tax - diluted	$25,478	$(41,616)	$(61,465)

Weighted-average number of shares outstanding - basic	10,460	9,176	9,213
Add: if converted dilutive effect of convertible notes	1,176	—	—
Add: dilutive effect of potential common shares	35	—	—
Weighted-average number of shares outstanding - diluted	11,671	9,176	9,213
Earnings (losses) per share:
Total Diluted	$2.18	$(4.54)	$(6.67)

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

(In thousands)	Three Months Ended March 31, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$31,599	$32,958	$32,913	$4,335	$(50,098)	$51,707
Depreciation and amortization	61,112	82,528	7,940	1,228	1,830	154,638
Adjusted EBITDA	$92,711	$115,486	$40,853	$5,563	$(48,268)	$206,345

	Three Months Ended March 31, 2024
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$50,529	$22,476	$26,893	$4,209	$(40,779)	$63,328
Depreciation and amortization	69,874	80,022	4,894	2,592	303	157,685
Adjusted EBITDA	$120,403	$102,498	$31,787	$6,801	$(40,476)	$221,013

	Three Months Ended December 31, 2024
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$38,973	$29,528	$28,944	$8,413	$(41,661)	$64,197
Depreciation and amortization	66,784	82,434	4,865	795	1,470	156,348
Adjusted EBITDA	$105,757	$111,962	$33,809	$9,208	$(40,191)	$220,545

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2025	2024	2024
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$18,995	$39,264	$27,354
Plus: General and administrative costs	4,817	4,823	5,156
Plus: Research and engineering	823	964	1,002
GAAP Gross Margin	24,635	45,051	33,512
Plus: Depreciation and amortization	53,225	59,733	57,019
Adjusted gross margin	$77,860	$104,784	$90,531

Other - U.S. Drilling
Adjusted operating income (loss)	$12,604	$11,265	$11,619
Plus: General and administrative costs	405	326	305
Plus: Research and engineering	62	47	72
GAAP Gross Margin	13,071	11,638	11,996
Plus: Depreciation and amortization	7,887	10,141	9,765
Adjusted gross margin	$20,958	$21,779	$21,761

U.S. Drilling
Adjusted operating income (loss)	$31,599	$50,529	$38,973
Plus: General and administrative costs	5,222	5,149	5,461
Plus: Research and engineering	885	1,011	1,074
GAAP Gross Margin	37,706	56,689	45,508
Plus: Depreciation and amortization	61,112	69,874	66,784
Adjusted gross margin	$98,818	$126,563	$112,292

International Drilling
Adjusted operating income (loss)	$32,958	$22,476	$29,528
Plus: General and administrative costs	16,378	14,415	16,758
Plus: Research and engineering	1,414	1,508	1,431
GAAP Gross Margin	50,750	38,399	47,717
Plus: Depreciation and amortization	82,528	80,022	82,434
Adjusted gross margin	$133,278	$118,421	$130,151

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2025	2024	2024
Net income (loss)	$57,179	$(9,002)	$(32,869)
Income tax expense (benefit)	15,007	16,044	15,231
Income (loss) from continuing operations before income taxes	72,186	7,042	(17,638)
Investment (income) loss	(6,596)	(10,201)	(8,828)
Interest expense	54,326	50,379	53,642
Gain on bargain purchase	(112,999)	-	-
Other, net	44,790	16,108	37,021
Adjusted operating income (loss) (1)	51,707	63,328	64,197
Depreciation and amortization	154,638	157,685	156,348
Adjusted EBITDA (2)	$206,345	$221,013	$220,545

(1) Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

(Unaudited)

	March 31,	December 31,
(In thousands)	2025	2024
Long-term debt	$2,685,169	$2,505,217
Less: Cash and short-term investments	404,109	397,299
Net Debt	$2,281,060	$2,107,918

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED FREE CASH FLOW TO

NET CASH PROVIDED BY OPERATING ACTIVITIES

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2025	2024	2024
Net cash provided by operating activities	$87,735	$107,239	$148,919
Add: Capital expenditures, net of proceeds from sales of assets	(159,161)	(99,125)	(202,215)
Adjusted free cash flow	$(71,426)	$8,114	$(53,296)

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.